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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                --------------

                                   FORM 8-K

    PURSUANT TO SECTION 31 OF 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 9, 2000

                                BRAINTECH, INC.
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            (Exact name of Registrant as specified in its charter)

        Nevada                                    98-0168932
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(State of jurisdiction    (Commission File      (IRS Employer
   of incorporation)           Number)        Identification No.)

          930 West 1st St. #102, North Vancouver, B.C. Canada, V7P 3N4
          ------------------------------------------------------------
                   (Address of Principal Executive offices)

        Registrant's telephone number, including area code: (604) 988-6440
                                                            --------------

           ------------------------------------------------------------
           Former name of former address, if changed since last report)
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ITEM 5. OTHER MATTERS


     ALLIANCE AGREEMENT WITH ABB FLEXIBLE AUTOMATION

On March 26, 2000 we entered into an Alliance Agreement with ABB Flexible Automation Group, Inc., part of the Canadian division of the ABB Group. Under the Alliance Agreement we have agreed to co-operate with ABB Flexible Automation Group, Inc. in identifying, developing, and pursuing business opportunities which combine the expertise and technology of the two companies. Either party, upon becoming aware of such an opportunity, will notify the other, and the parties will co-operate in preparing proposals, specifications, and contracts. Either party can terminate the Alliance Agreement on 120 days notice.

The ABB Group is a technology group based in Sweden, employing over 165,000 people in more than 100 countries. The ABB Group is a leading supplier of robotic automation systems and services to several industries, including the automotive and metal fabrication industries.

Pursuant to the Alliance Agreement, we have received a purchase order from ABB Flexible Automation Group, Inc. to develop a vision system which will identify and sort automobile transmission casing parts. The price for the vision system will be approximately Cdn$26,000.


     SUMMARY TRIAL APPLICATION FILED IN COURT PROCEEDINGS

On March 9, 2000 we were served with an application for Summary Trial Judgment in British Columbia Supreme Court Action No. C991377, in which Cactus Consultants Ltd., Crystal Securities Inc., and Elmswell Investments, Inc. seek to recover US$606,000 plus interest and costs from us. A summary trial application can be set for hearing on relatively short notice. If successful, the summary trial application will result in an accelerated determination of the case. No hearing date has yet been set for the summary trial application.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BRAINTECH, INC.


Date: March 30, 2000                      "Grant Sutherland"
                                       --------------------------
                                       Grant Sutherland, Chairman
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VIA EDGAR

March 30, 2000

United States Securities and Exchange Commission
Judiciary Plaza
450 5th Street N.W.
Washington, D.C. 20549
USA

Ladies and Gentlemen:

RE: FORM 8-K FILING

We enclose for filing a Report on Form 8-K.

Yours truly,

BRAINTECH, INC.
per:

"Grant Sutherland"

Grant Sutherland, Chairman